Exhibit 10.1

DEED OF SETTLEMENT

DATED 23 AUGUST 2005

VIA NET.WORKS, INC.

and

VIA NET.WORKS HOLDCO, INC.

and

VIA NET.WORKS NY CORP., INC.

and

CLARANET GROUP LIMITED

and

CLARA.NET HOLDINGS LIMITED

Linklaters

One Silk Street

London EC2Y 8HQ

Telephone (44-20) 7456 2000

Facsimile (44-20) 7456 2222

Ref James Inglis/Patrick Robinson

Table of Contents

Contents

1	DEFINITIONS

2	SETTLEMENT OF ANY TERMINATION CLAIM

3	CONSIDERATION

4	SCHIPHOL LEASE

5	PARTIAL TERMINATION OF THE SALE AND PURCHASE AGREEMENT

6	TERMINATION OF THE FACILITY AGREEMENT

7	CONTINUATION OF THE TRANSITION SERVICES AGREEMENT

8	SETTLEMENT OF CLAIMS UNDER UK SALE AGREEMENT

9	ASSIGNMENT AGREEMENT

10	MASTER SERVICES AGREEMENT

11	PSINET BELGIUM

12	ALFA ACCOUNTANTS

13	FURTHER ACKNOWLEDGEMENTS

14	INDEMNITY

15	REPRESENTATIONS AND WARRANTIES

16	COVENANTS AND UNDERTAKINGS

17	CONFIDENTIALITY

18	GOVERNING LAW, JURISDICTION AND PROCESS AGENT

19	NON-ADMISSION OF LIABILITY

20	ENTIRE AGREEMENT

21	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

22	NOTICES

23	SEVERABILITY

24	FURTHER ASSURANCE

25	GENERAL

THIS DEED is made on 23 August 2005

BETWEEN:

(1)                       VIA NET.WORKS, Inc., a company incorporated in Delaware, the United States whose registered office is at 1013 Centre Road, Wilmington, Delaware 19805, United States (“VIA Inc”, the “Borrower” or the “Seller”);

(2)                       VIA NET.WORKS Holdco, Inc., a company incorporated in Delaware, the United States whose registered office is at 1013 Centre Road, Wilmington, Delaware 19805, United States (“Holdco”);

(3)                       VIA NET.WORKS NY Corp., Inc., a company incorporated in New York, the United States, whose registered office is at 80 State Street, Albany, New York 12207, United States (together with VIA Inc and Holdco, the “Sellers” or the “Relevant Sellers”);

(4)                       Claranet Group Limited, a company incorporated in England and Wales whose registered office is at 21 Southampton Row, London WC1B 5HA, United Kingdom (“Claranet” or the “Purchaser”); and

(5)                       Clara.net Holdings Limited, a company incorporated in Jersey whose registered office is at c/o Professional Trust Company Limited, PO Box 274, 36 Hilgrove Street, St Helier, Jersey JE4 8TR, Channel Islands (“Clara.net Holdings” or the “Lender” and, together with the Purchaser, the “Purchasers” or the “Relevant Purchasers”)

referred to hereafter individually as a “Party” and together as the “Parties”.

WHEREAS:

(A)                    The Parties, having entered into the Sale and Purchase Agreement and the Facility Agreement and First Closing having taken place with the effect that certain companies were sold to the Purchasers, no longer wish to proceed to Second Closing by which the sale of certain other companies would have taken place.

(B)                      The Parties wish to make certain agreements and acknowledgements in relation to the Sale and Purchase Agreement and the Facility Agreement on the terms set out in this Deed.

IT IS AGREED:

1                               DEFINITIONS

1.1                            In this Deed:

Acceleration Notice means the notice dated 27 July 2005 served by the Lender on the Borrower by which the Lender purported to cancel the Commitment (as defined in the Facility Agreement) with immediate effect in accordance with Clause 16.1 of the Facility Agreement.

Affiliate means in relation to a Party, any entity controlled, directly or indirectly, by that Party, any entity that controls, directly or indirectly, that Party, or any entity directly or indirectly under common control with that Party.  For this purpose, “control” of any entity includes, but is not limited to, ownership of a majority of the voting power in respect of the entity.

Alfa Accountants means Alfa Accountants & Advisers, 85-87 Agro Business Park, 6708 PV Wageningen, The Netherlands.

Alfa Funds means the funds in the amount of €53,700 delivered to Claranet by PSINet Netherlands in support of the contract with Alfa Accountants.

Amendment and Restatement Agreement means the agreement between the Parties dated 12 July 2005 by which the Sale and Purchase Agreement was amended and restated.

Assignment Agreement means the assignment agreement dated 11 July 2005 among VIA Inc, Via Jersey Debtco Limited and Holdco.

Belgian Share Pledge has the meaning which it is given in the Facility Agreement.

Blocked Account has the meaning which it is given in the Sale and Purchase Agreement.

Business Day has the meaning which it is given in the Sale and Purchase Agreement.

Claim means each and any loss, liability, expense, damage (including without limitation consequential damage), claim, difference, counter-claim, cause or right of action or proceedings, whether at law or in equity, of whatsoever nature and howsoever arising, whether brought directly or indirectly, in any jurisdiction whatsoever, whether secured, proprietary, by way of tracing, priority or otherwise, whether by way of contribution or subrogation or otherwise, whether asserted or unasserted, whether based on facts or matters known or unknown to the Parties at the Effective Time, whether or not in the contemplation of the Parties, whether or not presently known to the law and whether arising before at or after the Effective Time, including, without limitation, for the avoidance of doubt any of the same arising out of, in connection with, or in any way related to any representations, statements, advice and/or promises or agreements given or made or alleged to have been given or made at any time in relation to any relevant agreement (and including, without limitation, any loss, liability, expense, damage (including without limitation consequential damage), claims, differences, counter-claims, causes or rights of action or proceedings relating to any statements, representations or advice (written, electronic, oral, telephonic or otherwise) alleged to have been given or not to have been given leading to the making of any of the agreements or acknowledgements set out in this Deed); provided that Claim shall not include any claim, difference, counterclaim, cause or right of action or proceedings of any nature whatsoever and howsoever arising, whether brought directly or indirectly, in respect of a breach of this Deed.

Claranet Parties means the Purchasers and their Affiliates and each of their respective present and former officers, directors, employees, representatives, agents, successors and assigns, and Claranet Party means any of them.

Conversion Rate means the spot closing mid-point rate for a transaction between the two currencies in question on the date immediately preceding the date for payment as quoted by the Financial Times, London edition, or, if no such rate is quoted on that date, on the preceding date on which such rates are quoted.

Demand Notice means the notice dated 29 July 2005 served by the Purchasers on the Sellers by which the Purchasers required the payment of certain sums pursuant to the Sale and Purchase Agreement and the Facility Agreement following the service of the Termination Notice and the Acceleration Notice.

Dutch Share Pledge has the meaning which it is given in the Facility Agreement.

Effective Time means the time at which the sum held in the client account of the Purchasers’ Solicitors is released to the order of the Seller in accordance with Clause 3.5 below.

Facility Agreement means the agreement dated 30 April 2005 (as amended and restated on 12 July 2005) setting out the terms on which the Lender agreed in certain circumstances to advance certain funds to the Borrower.

Facility Agreement Amendment and Restatement Agreement means the agreement between the Parties dated 12 July 2005 by which the Facility Agreement was amended and restated.

Final Schedule has the meaning which it is given in the Assignment Agreement.

Finance Documents has the meaning which it is given in the Facility Agreement.

First Closing has the meaning which it is given in Sale and Purchase Agreement.

German Share Pledge has the meaning which it is given in the Facility Agreement.

Group Company and Group Companies have the meanings which they are given in the Sale and Purchase Agreement.

Insolvency Proceedings has the meaning which it is given in the Sale and Purchase Agreement.

Intra-Group Payables means all outstanding loans or other liabilities or obligations (including, for the avoidance of doubt, in relation to dividends, management fees and inter-company trading balances) and any accrued interest payable thereon owed by any company in Schedule 2 Part A of the Sale and Purchase Agreement to any VIA NET.WORKS Party.

Master Services Agreement means the Master Services Agreement between Schuberg Philis B.V. and VIA NET.WORKS Europe Holding B.V. dated 19 May 2004, as assigned to VIA NET.WORKS Nederland as of 24 March 2005.

Master Services Guaranty means the guaranty of VIA Inc. dated 21 May 2004 in favour of Schuberg Philis B.V. securing the obligations of VIA NET.WORKS Europe Holding B.V. under the Master Services Agreement, together with the undertaking in respect thereof extended by PSINet Netherlands by agreement on 24 March 2005.

Original Facility Agreement means the agreement dated 30 April 2005 (prior to being amended and restated on 12 July 2005) setting out the terms on which the Lender agreed in certain circumstances to advance certain funds to the Borrower.

PSINet Netherlands means PSINet Netherlands B.V., a company incorporated in the Netherlands whose registered office is at Siriusdreef 30-36, 2132 WT Hoofddorp, The Netherlands.

Purchasers’ Solicitors means Linklaters of One Silk Street, London EC2Y 8HQ.

Sale and Purchase Agreement means the agreement dated 30 April 2005 (as amended and restated on 12 July 2005) setting out the terms on which the Sellers agreed to sell the operating subsidiaries and the assets and the liabilities described in such agreement to the Purchasers.

Schiphol Lease has the meaning which it is given in the Sale and Purchase Agreement.

Schiphol Lessor has the meaning which it is given in the Sale and Purchase Agreement.

Second Closing has the meaning which it is given in the Sale and Purchase Agreement.

Security Documents has the meaning which it is given in the Facility Agreement.

Seller’s Account means the Seller’s bank account the details of which shall be provided to the Purchasers in writing at the time of execution of this Deed.

Side Agreements means the following agreements in relation to the Sale and Purchase Agreement: (i) the letter dated 30 April 2005 from the Seller to the Purchasers, and counter-signed by the Purchasers, which constitutes the disposal plan referred to in Clause 5.7 of the Sale and Purchase Agreement; (ii) the letter dated 30 April 2005 from the Seller to the Purchasers, and counter-signed by the Purchasers, which relates to various restructuring actions; and (iii) the letter dated 30 April 2005 from the Seller to the Purchasers, and counter-signed by the Purchasers, which relates to various potential claims against certain entities.

Side Letter means the letter dated 12 July 2005 from the Borrower to the Lender, and counter-signed by the Lender, in relation to the Facility Agreement.

Surviving Clauses means the following clauses of the Sale and Purchase Agreement: Clauses 1 (with respect to Clause 1.1, only such definitions shall survive as are used in any of the Clauses of the Sale and Purchase Agreements as are enumerated in this definition), 2.5.3, 2.5.4, 3.4, 6.6, 6.8, 7.1, 7.3 (for the avoidance of doubt the Parties acknowledge that the Purchasers shall not have any obligation or liability relating to the Relevant Employees or the Contracts (each as defined in the Sale and Purchase Agreement) in relation to these Clauses 7.1 and 7.3), 7.4 (and Schedule 9 Part A only), 7.5, 7.6, 9 (provided that with respect to Clause 9.3, the Second Closing Purchase Price shall be deemed to be US$0.00), 10, 11 and 12, insofar as each of them relates to the First Closing only.

Termination Claim means each and any loss, liability, expense, damage (including without limitation consequential damage), claim, difference, counter-claim, cause or right of action or proceedings, whether at law or in equity, of whatsoever nature and howsoever arising, whether brought directly or indirectly, in any jurisdiction whatsoever, whether secured, proprietary, by way of tracing, priority or otherwise, whether by way of contribution or subrogation or otherwise, whether asserted or unasserted, whether based on facts or matters known or unknown to the Parties, whether or not in the contemplation of the Parties, whether or not presently known to the law and whether arising before at or after the Effective Time arising out of, in connection with, or in any way related to the Termination Notice, the Acceleration Notice, the Demand Notice or the Transition Services Agreement Notice (including, without limitation, for the avoidance of doubt any of the same arising out of, in connection with, or in any way related to any representations, statements, advice and/or promises or agreements given or made or alleged to have been given or made at any time in relation to the Termination Notice, the Acceleration Notice, the Demand Notice or the Transition Services Agreement Notice).

Termination Notice means the notice dated 27 July 2005 served by the Purchasers on the Sellers by which the Purchasers purported to terminate the Sale and Purchase Agreement pursuant to Clause 5.5.1 of the Sale and Purchase Agreement.

Transition Services Agreement means the agreement dated 12 July 2005 between the Seller, the Purchasers, VIA NET.WORKS Nederland, VIA NET.WORKS Portugal - Tecnologias de Informacao, S.A. and VIA NET.WORKS USA, Inc.

Transition Services Agreement Notice means the notice dated 28 July 2005 served by the Purchaser on the Seller pursuant to the Transition Services Agreement.

UK Sale Agreement has the meaning which it is given in the Sale and Purchase Agreement.

Utilisation Request means the request for funding dated 25 July 2005 sent by the Borrower to the Lender pursuant to the Facility Agreement.

VIA NET.WORKS Nederland means VIA NET.WORKS Nederland B.V., a company incorporated in the Netherlands, whose registered office is at Science Park Eindhoven 5630, 5692 EN Son, The Netherlands.

VIA NET.WORKS Parties means the Sellers and their Affiliates and each of their respective present and former officers, directors, employees, representatives, agents, successors and assigns, and VIA NET.WORKS Party means any of them.

1.2                            In this Deed a reference to an entity includes a reference to any firm, company, corporation or other body corporate, or any association, trust or partnership (whether or not having separate legal personality).

1.3                            References to the singular in this Deed shall include the plural and vice versa.

1.4                            Save where they incorporate definitions for application in this Deed, the recitals and clause headings are for ease of reference only and do not affect the interpretation of this Deed and any factual or legal statements in the recitals do not constitute admissions for the purpose of any dispute.

2                               SETTLEMENT OF ANY TERMINATION CLAIM

2.1                            With effect as at the Effective Time, the Purchasers withdraw the Termination Notice, the Acceleration Notice, the Demand Notice and Transition Services Agreement Notice and the Parties agree that such notices shall be deemed never to have been served.

2.2                            With effect as at the Effective Time, subject to the terms of the this Deed, the Sellers unconditionally and irrevocably release and discharge each of the Claranet Parties from, and the Parties agree that this Deed is made in full and final settlement of, all and any Termination Claims of the VIA NET.WORKS Parties.

2.3                            With effect as at the Effective Time, subject to the terms of the this Deed, the Purchasers unconditionally and irrevocably release and discharge each of the VIA

NET.WORKS Parties from, and the Parties agree that this Deed is made in full and final settlement of, all and any Termination Claims of the Claranet Parties.

2.4                            The Sellers agree that this Deed is intended to be, and shall be, a complete defence to any claim, action, suit or proceeding brought by any VIA NET.WORKS Party in any jurisdiction in relation to any Termination Claim against any Claranet Party.

2.5                            The Purchasers agree that this Deed is intended to be, and shall be, a complete defence to any claim, action, suit or proceeding brought by any Claranet Party in any jurisdiction in relation to any Termination Claim against any VIA NET.WORKS Party.

2.6                            To the extent that any Termination Claim of the Sellers exists or may exist, the Sellers withdraw, as at the Effective Time, any and all allegations and claims made by them or any of them against any Claranet Party relating to any such Termination Claim.

2.7                            To the extent that any Termination Claim of the Purchasers exists or may exist, the Purchasers withdraw, as at the Effective Time, any and all allegations and claims made by them or any of them against any VIA NET.WORKS Party relating to any such Termination Claim.

3                               CONSIDERATION

3.1                            At or prior to the time of execution of this Deed:

3.1.1                          The Purchasers shall procure that each of the relevant A Group Companies (as defined in the Sale and Purchase Agreement) shall execute and deliver to each relevant B Group Company (as defined in the Sale and Purchase Agreement) written confirmation in the form attached at Exhibit A Part 1.

3.1.2                          The Sellers shall procure that each of the relevant B Group Companies shall execute and deliver to each relevant A Group Company written confirmation in the form attached at Exhibit A Part 2.

3.1.3                          The Sellers shall deliver to the Purchasers an executed stock transfer form in relation to the share in VIA Jersey Debtco Limited sold by VIA Inc to Clara.net Holdings at the First Closing.

3.2                            At the execution of this Deed:

3.2.1                          the Purchasers shall procure that VIA NET.WORKS Nederland and/or any other relevant Claranet Party shall execute and deliver to the Seller the assignment of the Schiphol Lease in the form of the Contractsoverneming attached hereto as Exhibit B; and

3.2.2                          the Sellers shall procure that PSINet Netherlands and/or any other relevant VIA NET.WORKS Parties shall execute (by the signature of Nathan Wajsman) and deliver to the Schiphol Lessor the assignment of the Schiphol Lease in the form of the Contractsoverneming attached hereto as Exhibit B.

3.3                            Following the execution of this Deed by all Parties hereto:

3.3.1                          the Purchasers shall procure that VIA NET.WORKS Nederland and/or any other relevant Claranet Party shall execute and deliver as promptly as practicable (but in no event later than three Business Days after the receipt of the relevant request in writing by the Purchaser) all such confirmations, documents and assurances as the Schiphol Lessor or any other Party may reasonably require to effect the assignment of the Schiphol Lease which has the effect of releasing VIA NET.WORKS Nederland from any and all rights and obligations under the Schiphol Lease; and

3.3.2                          the Sellers shall procure that PSINet Netherlands and/or any other relevant VIA NET.WORKS Parties shall execute and deliver as promptly as practicable (but in no event later than three Business Days after the receipt of the relevant request in writing by the Seller) all such confirmations, documents and assurances as the Schiphol Lessor or any other Party may reasonably require to effect the assignment of the Schiphol Lease which has the effect of releasing VIA NET.WORKS Nederland from any and all rights and obligations under the Schiphol Lease.

3.4                            Upon the delivery to the Purchasers of the Contractsoverneming attached hereto as Exhibit B executed by all parties thereto:

3.4.1                          the Purchasers shall procure that VIA NET.WORKS Nederland and/or any other relevant Claranet Party execute all such confirmations, documents and assurances as the Schiphol Lessor or any other Party may reasonably require to effect the release of all restrictions over the Blocked Account to the benefit of VIA NET.WORKS Nederland.

3.4.2                          the Sellers shall procure that PSINet Netherlands and/or any other relevant VIA NET.WORKS Parties execute (and shall endeavour to procure that the Schiphol Lessor execute) all such payments, confirmations, documents and assurances as the Schiphol Lessor or any other Party may reasonably require to effect the release of all restrictions over the Blocked Account to the benefit of VIA NET.WORKS Nederland, such release to be effected as soon as practicable and in any event no later than 13 September 2005.  Any failure of the Sellers to procure the release of all restrictions over the Blocked Account to the benefit of VIA NET.WORKS Nederland on or before 13 September 2005 shall constitute a breach of the Transition Services Agreement and the Parties shall procure that the Transition Services Agreement is amended to add a new sentence at the end of clause 7.2 of the Transition Services Agreement as follows:

“Any failure by VIA Inc timely to comply with clause 3.4.2 of the Settlement Deed dated 23 August 2005 shall constitute a material breach of this Agreement giving the Seller the right immediately to terminate this Agreement.”

3.5                            Upon the execution of this Deed by all Parties hereto, the Purchaser shall immediately release to the order of the Seller the sum of US$389,220.36 held in the client account of the Purchasers’ Solicitors.

3.6                            Upon the receipt of confirmation in writing from ING Bank N.V. of the release of all restrictions over the Blocked Account to the benefit of VIA NET.WORKS Nederland, the Purchasers shall release to the order of the Seller the sum of US$350,673 (or such lower sum as may result from any deductions from this sum in accordance with Clause 10.5.2 below) held in the client account of the Purchasers’ Solicitors.  Any failure of the Purchasers to pay such amount in the time specified in this Clause 3.6, shall constitute a breach of the Transition Services Agreement and the Parties shall procure that the Transition Services Agreement is amended to add a new sentence at the end of clause 7.2 of the Transition Services Agreement as follows:

“Any failure by Claranet Group timely to comply with clause 3.6 of the Settlement Deed dated 23 August 2005 shall constitute a material breach of this Agreement giving the Seller the right immediately to terminate this Agreement.”

3.7                            As a condition precedent to the performance by the Purchaser of Clause 3.6 and notwithstanding any other provision of this Clause 3, in the event that any Insolvency Proceedings are commenced in respect of any of the Sellers (whether in the United States or in any other jurisdiction) prior to the time at which the relevant sum is to be released by the Purchaser in accordance with Clause 3.6, the consent of relevant bankruptcy court to the terms of this Deed and the performance of their obligations hereunder is required provided that the relevant court is empowered to grant such consent.  In the event of such Insolvency Proceedings, the Sellers shall use their best endeavours to obtain the consent of the relevant court to the terms of this Deed and the performance of their obligations hereunder provided that the relevant court is empowered to grant such consent.

4                               SCHIPHOL LEASE

The Sellers jointly and severally agree to indemnify and to keep indemnified each Claranet Party against all costs, fees, charges, expenses and liabilities to any party arising from or in connection with the Schiphol Lease or in respect of the premises which are demised by the Schiphol Lease (including without limitation rent and service charges payable in accordance with the terms of the Schiphol Lease and any charges, rates or taxes in relation to the premises which are demised by the Schiphol Lease).

5                               PARTIAL TERMINATION OF THE SALE AND PURCHASE AGREEMENT

5.1                            With effect as at the Effective Time, each Party acknowledges and agrees that the Sale and Purchase Agreement shall be terminated and all liabilities and obligations thereunder shall be discharged, except as expressly set forth in this Deed.

5.2                            In furtherance of Clause 5.1 and notwithstanding the provisions of Clauses 5.3, 5.4 and 5.7, each Party acknowledges and agrees that each of the Surviving Clauses shall remain in force.

5.3                            With effect from the date of this Deed, save for the payments to be made pursuant to Clauses 3.5 and 3.6 and except as provided in Clause 5.2, each Party acknowledges and agrees that the Purchasers shall have no liability to any Seller to make any payment which may have been due and payable at or before the Effective Time or might (but for the provisions of this Deed) become due and payable after the Effective Time in accordance with the Sale and Purchase Agreement which relates to the First Closing or otherwise.  For the avoidance of doubt, each Party acknowledges and agrees that (without limitation), with effect from the date of this Deed, the Purchasers shall have no obligation to make any or further payments under Clauses 3.1.1, 5.5.4, 5.5.6 and 6.9 of the Sale and Purchase Agreement.

5.4                            With effect from the date of this Deed, except as provided in Clause 5.2, each Party acknowledges and agrees that the Sellers shall have no liability to any Purchaser to make any payment which may have been due and payable at the Effective Time or might (but for the provisions of this Deed) become due and payable after the Effective Time in accordance with the Sale and Purchase Agreement which relates to the First Closing or otherwise.  For the avoidance of doubt, the Sellers shall have no obligation to make any or further payments under Clauses 5.5.2, 5.5.3 and 5.5.5 of the Sale and Purchase Agreement.

5.5                            Each Party acknowledges and agrees that this Deed shall constitute a variation of the Sale and Purchase Agreement in accordance with Clause 12.6 of the Sale and Purchase Agreement to the extent that it relates to the Sale and Purchase Agreement.

5.6                            With effect as at the Effective Time, each Party agrees that the Side Agreements are hereby terminated and that no sums are or will become due and payable by any Party pursuant to the terms of the Side Agreements.

5.7                            With effect as at the Effective Time, the Purchasers unconditionally and irrevocably release and discharge each VIA NET.WORKS Party from, the Sellers unconditionally and irrevocably release and discharge each Claranet Party from, and the Parties agree that this Deed is made in full and final settlement of, all and any Claims in, arising out of, in connection with, or in any way related to any of the Sale and Purchase Agreement and the Side Agreements, save in relation to any Claim arising out of, in connection with, or in any way related to the Surviving Clauses.  This Deed is intended to and shall constitute a full and complete waiver, release and discharge by each Party of all or any Claims arising out of, in connection with, or in any way related to the Sale and Purchase Agreement and the Side Agreements whether or not such Claim relates to the First Closing or otherwise, save in relation to any Claim arising out of, in connection with, or in any way related to the Surviving Clauses.

6                               TERMINATION OF THE FACILITY AGREEMENT

6.1                            The Parties agree that, notwithstanding Clause 5.2(a) of the Facility Agreement (such Clause hereby being deemed to have been varied to the extent necessary to give effect to this Clause 6.1), the Borrower shall be permitted to, and hereby agrees to, withdraw the Utilisation Request with effect as at the Effective Time.  The Parties acknowledge and agree that the Lender has and shall be treated as having had no obligation as at the Effective Time to comply with the terms of the Utilisation Request and shall have no liability in respect of any non-compliance with the Utilisation Request.

6.2                            With effect as at the Effective Time, the Parties agree that each of the Facility Agreement (including, for the avoidance of doubt, the Facility Agreement Amendment and Restatement Agreement) and the Side Letter shall be terminated and that each of the Security Documents shall be unconditionally and irrevocably released and discharged in full in accordance with the terms of this Deed.

6.3                            With effect as at the Effective Time, the Purchasers unconditionally and irrevocably release and discharge each VIA NET.WORKS Party from, the Sellers unconditionally and irrevocably release and discharge each Claranet Party from, and each Party agrees that this Deed is made in full and final settlement of, all and any Claims in, arising out of, in connection with, or in any way related to any of the Facility Agreement, the Original Facility Agreement, the Side Letter, the Finance Documents

and the Security Documents.  This Deed is intended to and shall constitute a full and complete waiver, release and discharge by each Party of all or any Claims arising out of, in connection with, or in any way related to the Facility Agreement, the Original Facility Agreement, the Side Letter, the Finance Documents and the Security Documents.

6.4                            The Lender undertakes as soon as reasonably practicable to take all reasonable steps necessary or advisable to release the Security Documents, without limitation, the following:

6.4.1                          The Lender acting in its capacity as Pledgee under the Dutch Share Pledge hereby acknowledges that all amounts owed to the Pledgee (as defined in the Dutch Share Pledge) under or pursuant to the Facility Agreement and/or the Original Facility Agreement have been satisfied in full and confirms that any rights of pledge on the shares in PSINet Netherlands created pursuant to the Dutch Share Pledge have terminated and undertakes to provide confirmation in writing on the date of this Deed of such termination in the form attached as Exhibit C to the Sellers which the Sellers shall provide to PSINet Netherlands B.V..

6.4.2                          The Lender acting in its capacity as Pledgee under the German Share Pledge hereby acknowledges that all amounts owed to the Pledgee (as defined in the German Share Pledge) under or pursuant to the Facility Agreement and/or the Original Facility Agreement have been satisfied in full and confirms that the pledge on the shares in PSINet Germany GmbH created pursuant to the German Share Pledge has terminated and undertakes to provide confirmation in writing on the date of this Deed of such termination in the form attached as Exhibit D to the Sellers which the Sellers shall provide to PSINet Germany GmbH.

6.4.3                          The Lender acting in its capacity as Pledgee under the Belgian Share Pledge hereby acknowledges that all amounts owed to the Pledgee (as defined in the Belgian Share Pledge) under or pursuant to the Facility Agreement and/or the Original Facility Agreement have been satisfied in full. Consequently, the Lender hereby grants the full release and discharge of the pledge on the shares in PSINet Belgium BVBA/SPRL created pursuant to the Belgian Share Pledge.  To that effect, the Lender irrevocably appoints as its special attorneys Mr Marc Fyon and/or Mr Laurent van Compernolle or any other attorney of Stibbe, each with power to act alone and to substitute, for the purpose of recording on behalf of the Lender the full release of the pledge created pursuant to the Belgian Share Pledge in the shareholders’ register of PSINet Belgium BVBA/SPRL in the form attached as Exhibit E.

7                               CONTINUATION OF THE TRANSITION SERVICES AGREEMENT

7.1                            The Parties agree that the Transition Services Agreement shall remain in full force and effect notwithstanding any provision in this Deed.

7.2                            The plan attached is Exhibit F is hereby delivered by the Purchasers pursuant to Attachment 1-D to the Transition Services Agreement.  The Sellers confirm that they have no objection to such plan.

7.3                            The Parties agree that:

7.3.1                          The Sellers shall procure that VIA NET.WORKS España S.L. (“VIA Spain”) and the Purchasers shall procure that Agencia de Media Numerica España S.L. (“Amen Spain”) shall in turn use their respective reasonable endeavours to procure that the consultancy contracts of each of Francisco Valázquez and Antonio Luis Santeveras (the “VS Contractors”) shall be novated between the VS Contractors and Amen Spain or otherwise transferred to Amen Spain from VIA Spain as soon as reasonably practicable and in any event on or before 31 August 2005.  The Purchasers shall procure that Amen Spain shall execute and deliver as promptly as practicable all such confirmations, documents and assurances as VIA Spain, the VS Contractors or any other Party may reasonably require to effect the novation or transfer of the consultancy contracts of the VS Contractors.  The Seller shall, and shall procure that VIA Spain shall, grant the VS Contractors licence to remain and perform their contractual duties in the premises of VIA Spain up to and including 31 August 2005 without any charge.

7.3.2                          The Purchaser shall grant licence to up to seven employees of the VIA.NETWORKS Parties to remain in Claranet’s office at 830 Birchwood Boulevard, Warrington WA3 7QZ up to and including 31 August 2005 without any charge.

7.4                            The Parties agree that:

7.4.1                          The Sellers shall, and shall procure that each VIA.NETWORKS Party shall, delete all customer and billing data which are within their possession or control which relate to the business of the Companies (as defined in the Transition Services Agreement) upon five Business Days’ written notice from the Purchaser.

7.4.2                          Upon the completion of the extraction of data relating to the customers of the Companies (as defined in the Transition Services Agreement) by the Purchasers in accordance with the Transition Services Agreement, the Purchasers shall, and shall procure that each Claranet Party shall, delete all data obtained in such extraction process which do not relate to the Companies or their customers upon five Business Days’ notice from the Seller.

8                               SETTLEMENT OF CLAIMS UNDER UK SALE AGREEMENT

With effect as at the Effective Time, the Purchasers unconditionally and irrevocably release and discharge each VIA NET.WORKS Party from, the Sellers unconditionally and irrevocably release and discharge each Claranet Party from, and the Parties agree that this Deed is made in full and final settlement of, all and any Claims of any Party in, arising out of, in connection with, or in any way related to the UK Sale Agreement.  This Deed is intended to and shall constitute a full and complete waiver, release and discharge by each Party of all or any Claims arising out of, in connection with, or in any way related to the UK Sale Agreement.

9                               ASSIGNMENT AGREEMENT

9.1                            Each Purchaser and each Seller confirms that it has no objection to and hereby confirms its acceptance of the Final Schedule attached as Exhibit G.  The Final Schedule shall be final and binding on the Parties for all purposes.

9.2                            To the extent that the Intra-Group Payables as set out in the Final Schedule differ from the estimated Intra-Group Payables set out in Schedule 1 to the Assignment Agreement, each Party confirms that the consideration referred to in Clause 4.1 of the Assignment Agreement has been adjusted as provided in the Assignment Agreement.

9.3                            With effect as at the Effective Time, the Purchasers unconditionally and irrevocably release and discharge each VIA NET.WORKS Party from, and each Party agrees that this Deed is made in full and final settlement of, all and any Claims of the Claranet Parties under the Assignment Agreement.

9.4                            With effect as at the Effective Time, the Sellers unconditionally and irrevocably release and discharge each Claranet Party from, and each Party agrees that this Deed is made in full and final settlement of, all and any Claims of the VIA NET.WORKS Parties under the Assignment Agreement.

10                        MASTER SERVICES AGREEMENT

10.1                     With effect as at the Effective Time, the Purchasers shall take reasonable steps to effect the release of each VIA NET.WORKS Party from any and all obligations, duties, undertakings and liabilities under the Master Services Guaranty.

10.2                     With effect as at the Effective Time, the Claranet Parties jointly and severally agree to indemnify and to keep indemnified each VIA NET.WORKS Party against all costs, expenses (reasonably incurred, including without limitation reasonable legal fees and expenses), losses and damages howsoever incurred, arising from or in connection with any claim made under the Master Services Guaranty, where the cause of action is alleged in whole or in part to have arisen on or after the First Closing Date.

10.3                     Notwithstanding any provision of the Transition Services Agreement, the Parties agree the Claranet Parties may terminate the Master Services Agreement on or after 30 September 2005.  The Purchasers shall use their best endeavours to procure confirmation in writing (to the reasonable satisfaction of the Sellers) from Schuberg Philis B.V. that it undertakes not to terminate the Master Services Agreement prior to 30 September 2005 and to continue the services thereunder without interruption until that date, such confirmation to be delivered on the execution of this Deed or as soon as practicable thereafter.

10.4                     The Purchaser shall procure that VIA NET.WORKS Nederland withdraws its invoice number N0000084887 issued to VIA NET.WORKS Corp Inc on 16 August 2005 in an amount of EUR48,629.99 in relation to the costs and charges of Schuberg Philis B.V. to VIA NET.WORKS Nederland pursuant to the Master Services Agreement in respect of the month of August 2005.  The Parties acknowledge that the sums released by the Purchaser to the Seller in accordance with Clause 3.5 above shall be in full satisfaction of any payment obligation of any VIA NET.WORKS Party under the Master Services Agreement in respect of the month of August 2005.  Upon execution of this Deed, the Purchasers shall procure that VIA NET.WORKS Nederland shall pay the outstanding costs and charges invoiced by Schuberg Philis B.V. under the Master Services Agreement in respect of August 2005 and shall thereafter deliver confirmation to the Sellers that all costs and charges under the Master Service Agreement in respect of August 2005 have been paid in full.

10.5                     The Sellers shall be liable to pay all costs and charges (including VAT) invoiced by Schuberg Philis B.V. to VIA NET.WORKS Nederland pursuant to the Master Services Agreement in respect of the month of September 2005, which the Parties acknowledge to be expected to amount to EUR59,288.19.

10.5.1                   In the event that any such costs or charges become due and payable before the date on which the Purchaser is to perform its obligations under Clause 3.6 above, the Sellers shall as soon as practicable pay those costs or charges directly to Schuberg Philis B.V. on behalf of VIA NET.WORKS Nederland and shall thereafter provide confirmation in writing to the Purchasers that all such costs and charges have been paid in full.

10.5.2                   In the event that any costs or charges in respect of September 2005 are not due and payable (but shall in the future become so), or have not been paid by the Sellers having become due and payable, immediately before the Purchaser is to perform its obligations under Clause 3.6 above (and provided that the relevant confirmation from Schuberg Philis B.V. has been delivered to the Sellers in accordance with Clause 10.3 above), the Purchaser shall deduct from the sum of US$350,673 otherwise to be released to the benefit of the Seller in accordance with Clause 3.6 above a sum of EUR59,288.19 (converted from euro to US dollars at the Conversion Rate).

11                        PSINET BELGIUM

The Sellers hereby give notice to the Purchasers, and the Purchasers hereby acknowledge in accordance with the terms the Belgian Share Pledge, that Holdco as pledgor has transferred five shares (numbered 1 to 5) of PSINet Belgium BVBA/SPRL to VIA NET.WORKS UK Holdings Limited.  VIA NET.WORKS UK Holdings Limited is a company within the group to which Holdco belongs and the Sellers confirm that VIA NET.WORKS UK Holdings Limited has agreed to be bound by the terms of the Belgian Share Pledge, thereby also becoming a pledgor pursuant to the terms of the Belgian Share Pledge.  Such acknowledgement is in the form attached at Exhibit H and shall be delivered by VIA NET.WORKS UK Holdings Limited at the signing of this Deed.

12                        ALFA ACCOUNTANTS

Each of the Purchasers agrees that if at, or any time after, the Effective Time the Sellers deliver to the Purchasers a letter from Alfa Accountants releasing Claranet from its obligation to pay the Alfa Funds, the Purchasers shall procure the payment of an amount in cash equal to the Alfa Funds to the Seller’s Account within three Business Days of receipt of such letter.

13                        FURTHER ACKNOWLEDGEMENTS

Each Party acknowledges that it and/or its Affiliates may at the date hereof be in possession of information which is or may be material relating to this Deed or any Claim or any

Termination Claim or the value(s) thereof and which is not, or may not be, known to the other Parties and that there is no obligation on the part of any Party and/or its Affiliates to disclose to the other Parties any such information (whether or not confidential) and none of the Parties nor any of their Affiliates shall be liable to the other Parties by reason of any such non-disclosure.

14                        INDEMNITY

14.1                     The Purchasers jointly and severally agree to indemnify and to keep indemnified the Sellers (and their respective Affiliates and their respective present and former officers, directors, employees, representatives, agents, successors and assigns) against all costs, expenses (reasonably incurred, including without limitation reasonable legal fees and expenses), losses and damages howsoever incurred, arising from or in connection with any breach by them of any obligation, agreement, representation or warranty under this Deed.

14.2                     The Sellers jointly and severally agree to indemnify and to keep indemnified the Purchasers (and their respective Affiliates and their respective present and former officers, directors, employees, representatives, agents, successors and assigns) against all costs, expenses (reasonably incurred, including without limitation reasonable legal fees and expenses), losses and damages howsoever incurred, arising from or in connection with any breach by them of any obligation, agreement, representation or warranty under this Deed.

15                        REPRESENTATIONS AND WARRANTIES

15.1                     Each Party represents and warrants in respect of itself that it is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, that it is in good standing.

15.2                     Each Purchaser represents and warrants in respect of itself that it has not made, instituted or pursued any proceedings against any entity or person whatsoever in respect of (i) any Claim arising out of or in relation to the Sale and Purchase Agreement, the Facility Agreement, the Original Facility Agreement, the Assignment Agreement, the Demand Notice, the Finance Documents, the Security Documents, the Side Agreements, the Side Letter, the Transition Services Agreement, the UK Sale Agreement or the Utilisation Request or (ii) any Termination Claim.

15.3                     Each Seller represents and warrants in respect of itself that it has not made, instituted or pursued any proceedings against any entity or person whatsoever in respect of (i) any Claim arising out of or in relation to the Sale and Purchase Agreement, the Facility Agreement, the Original Facility Agreement, the Assignment Agreement, the Demand Notice, the Finance Documents, the Security Documents, the Side Agreements, the Side Letter, the Transition Services Agreement, the UK Sale Agreement or the Utilisation Request or (ii) any Termination Claim.

15.4                     Each Party represents and warrants in respect of itself that:

15.4.1                   it has the power to execute this Deed, to deliver this Deed and to perform its obligations under this Deed and has taken all necessary action to authorise such execution, delivery and performance;

15.4.2                   such execution, delivery and performance does not violate or conflict with any law or regulation applicable to it, any provision of each of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

15.4.3                   all governmental, regulatory and other consents that are required to have been obtained by it with respect to this Deed have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

15.4.4                   its obligations under this Deed constitute its legal, valid and binding obligations, enforceable in accordance with their terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

15.4.5                   it is a sophisticated institution with knowledge and experience in financial and business matters capable of evaluating the merits, risks and suitability of entering into this Deed and understands and accepts the terms of this Deed;

15.4.6                   it is acting as principal for its own account in entering into this Deed and has made its own independent decisions and where appropriate has relied upon such tax, accounting, regulatory, legal and financial advice as it deems necessary as to whether this Deed is appropriate or proper;

15.4.7                   except for the statements, representations and warranties expressly set forth in this Deed, it is not relying, and is not entitled to rely, on any statement, representation or warranty of any other Party (or any of its Affiliates or representatives) relating to this Deed or the sufficiency of the consideration hereunder or relating to the Sale and Purchase Agreement, the Facility Agreement, the Original Facility Agreement, the Assignment Agreement, the Termination Notice, the Acceleration Notice, the Demand Notice, the Finance Documents, the Security Documents, the Side Agreements, the Side Letter, the UK Sale Agreement or the Utilisation Request or any Termination Claim or the values thereof; and

15.4.8                   each Party (or any of its Affiliates) has no duty, it will not at any time in the future assert that another Party (or any of its Affiliates) has a duty, it hereby disclaims and rejects that any special, advisory or fiduciary relationship exists between any VIA NET.WORKS Party (or any of its Affiliates) and any Claranet Party (or any of its Affiliates) that gives or might give rise to any duty, and to the fullest extent permitted by law it hereby releases the other Parties from any duty, in each case to make any disclosure of facts known to any other Party (or any of its Affiliates) and not known to it relating to this Deed or the sufficiency of the consideration hereunder or relating to the Sale and Purchase Agreement, the Facility Agreement, the Original Facility Agreement, the Assignment Agreement, the Demand Notice, the Finance Documents, the Security Documents, the Side Agreements, the Side Letter,

the Transition Services Agreement, the UK Sale Agreement or the Utilisation Request or any Termination Claim or the values thereof;

15.4.9                   it has entered into this Deed and the Sale and Purchase Agreement in good faith and acknowledges that each other Party has entered into this Deed and the Sale and Purchase Agreement in good faith; and

15.4.10            its execution of this Deed has been properly authorised and approved by its board of directors.

16                        COVENANTS AND UNDERTAKINGS

16.1                     Each Purchaser covenants and undertakes with the Sellers that it will not:

16.1.1                   make, institute, or pursue any claim, suit or action in any jurisdiction against any other person or entity that might give rise to any Claim in connection with the Sale and Purchase Agreement (save in relation to the Surviving Clauses) or the Facility Agreement or any Termination Claim by such person or entity against any VIA NET.WORKS Party, or

16.1.2                   procure, assist in or become a party to, any claim, suit or proceeding brought by any other party in any jurisdiction against any VIA NET.WORKS Party relating to any Claim in connection with the Sale and Purchase Agreement (save in relation to the Surviving Clauses), the Facility Agreement or any Termination Claim,

in each case save to the extent necessary to comply with any direction or order of any court, tribunal, governmental or regulatory body.

16.2                     Each Seller covenants and undertakes with the Purchasers that it will not:

16.2.1                   make, institute, or pursue any claim, suit or action in any jurisdiction against any other person or entity that might give rise to any Claim in connection with the Sale and Purchase Agreement (save in relation to the Surviving Clauses) or the Facility Agreement or any Termination Claim by such person or entity against any Claranet Party, or

16.2.2                   procure, assist in or become a party to, any claim, suit or proceeding brought by any other party in any jurisdiction against any Claranet Party relating to any Claim in connection with the Sale and Purchase Agreement (save in relation to the Surviving Clauses), the Facility Agreement or any Termination Claim,

in each case save to the extent necessary to comply with any direction or order of any court, tribunal, governmental or regulatory body.

17                        CONFIDENTIALITY

17.1                     The existence and terms of this Deed, together with the circumstances leading to its execution and the prior relationship of the VIA NET.WORKS Parties and the Claranet Parties, shall be confidential to the Parties and their respective legal advisers, and shall not be disclosed (in a public statement or otherwise) by them to any third party or be the subject of any public comment in any circumstances whatsoever except:

17.1.1                   to the extent necessary to comply with applicable laws;

17.1.2                   to the extent necessary to comply with any direction or order of any court or tribunal of competent jurisdiction;

17.1.3                   to the extent necessary to comply with any requirement or request by any governmental, administrative, regulatory or self regulatory body having authority to regulate or oversee any aspect of a Party’s business or that of its Affiliates;

17.1.4                   to the extent necessary to enforce this Deed;

17.1.5                   to the Parties’ respective auditors, insurers and/or legal advisers of such auditors or insurers; or

17.1.6                   with the prior written consent of each of the other Parties (such consent not to be unreasonably withheld).

If any such exception applies, the Party making disclosure or comment (i) shall, in the case of Clauses 17.1.1 to 17.1.4 above (and except where prevented from doing so under applicable laws or under any direction or order of any court or tribunal of competent jurisdiction or any requirement of a governmental, administrative, regulatory or self regulatory body), notify each of the other Parties hereto within a reasonable time in advance of such disclosure and (ii) shall, in the case of Clauses 17.1.1 to 17.1.3 above, also use reasonable endeavours to obtain from the relevant third party an undertaking both to maintain such confidentiality and not to make any disclosure to any other party.  For the purposes of this Clause 17, the Purchasers acknowledge the disclosure obligations relating to this Deed incumbent upon the Sellers as listed companies.

18                        GOVERNING LAW, JURISDICTION AND PROCESS AGENT

18.1                     This Deed shall be governed by and construed in accordance with English law.

18.2                     The Parties shall submit any dispute or difference arising out of or in connection with this Deed (including a dispute regarding the existence or validity of this Deed) to the exclusive jurisdiction of the English courts.  Each of the Parties agrees that the English courts are the most appropriate and convenient courts to settle such disputes or differences and, accordingly, no Party will argue to the contrary and no Party will contest jurisdiction on the grounds that the English courts are an inconvenient forum or otherwise.

18.3                     The Sellers hereby irrevocably appoint Hogan & Hartson Corporate Services Limited as their agent to accept service of process in England in any legal action or proceedings arising out of this Deed, service upon whom shall be deemed completed whether or not forwarded to or received by the Sellers.  The Sellers agree to inform the Purchasers in writing of any change of address of such process agent within 28 days of such change.  If such process agent ceases to be able to act as such or to have an address in England, the Sellers irrevocably agree to appoint a new process agent in England acceptable to the Purchasers and to deliver to the Purchasers within 14 days a copy of a written acceptance of appointment by the process agent.  Nothing in this Deed shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

18.4                     Clara.net Holdings hereby irrevocably appoints Hackwood Secretaries Limited as its agent to accept service of process in England in any legal action or proceedings arising out of this Deed, service upon whom shall be deemed completed whether or not forwarded to or received by Clara.net Holdings.  Clara.net Holdings agrees to inform the Sellers in writing of any change of address of such process agent within 28 days of such change.  If such process agent ceases to be able to act as such or to have an address in England, Clara.net Holdings irrevocably agrees to appoint a new process agent in England acceptable to the Sellers and to deliver to the Sellers within 14 days a copy of a written acceptance of appointment by the process agent.  Nothing in this Deed shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

19                        NON-ADMISSION OF LIABILITY

It is expressly agreed and acknowledged by each of the Parties to this Deed that the execution and performance of this Deed is not, and is not to be construed as, any admission whatsoever of any liability on the part of any of the Parties, save to perform their obligations under this Deed.

20                        ENTIRE AGREEMENT

The Parties agree that this Deed constitutes the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

21                        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Save as contemplated by Clauses 2, 4, 5, 6, 8, 9, 13, 14 and 16 above, a person who is not a party to this Deed has no rights by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any provision of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

22                        NOTICES

22.1                     Any notice or other communication in connection with this Deed (each, a “Notice”) shall be:

22.1.1                   in writing in English;

22.1.2                   delivered by hand, fax, registered post or by courier using an internationally recognised courier company.

22.2                     A Notice to the Sellers or to either of them shall be sent to the following address, or such other person or address as the Sellers or VIA Inc may notify to the Relevant Purchasers from time to time:

VIA NET.WORKS Inc.
H. Walaardt Sacrestraat 401-403

1117 BM Schiphol
The Netherlands

Fax:	+31 205 020 022

Attention:	Matt Nydell (Senior Vice President and General Counsel
and Secretary)

with a copy to:

Hogan & Hartson
One Angel Court
London EC2R 7HJ
United Kingdom

Fax:	+44 20 7367 0220

Attention:	John M. Basnage

22.3                     A Notice to the Relevant Purchasers shall be sent to the following address, or such other person or address as the Relevant Purchasers may notify to the Sellers from time to time:

Claranet Group Limited 21 Southampton Row London WC1B 5HA

Fax:	+44 20 7681 2564

Attention:	Charles Nasser

22.4                     A Notice shall be effective upon receipt and shall be deemed to have been received:

22.4.1                   at the time of delivery, if delivered by hand, registered post or courier; or

22.4.2                   at the time of transmission in legible form, if delivered by fax.

23                        SEVERABILITY

Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

24                        FURTHER ASSURANCE

Each of the Parties shall do and execute, or arrange for the doing and executing of, each act, document and thing which is of a mechanical or administrative nature and which is reasonably within its power to the extent necessary to perform its obligations under this Deed.

25                        GENERAL

25.1                     Each Party shall bear its own costs in connection with the negotiation, execution and implementation of this Deed.

25.2                     This Deed shall be binding on the Parties, their successors and assigns and the name of a Party appearing herein shall be deemed to include the names of any such successor or assign.

25.3                     This Deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any of the Parties may enter into this Deed by executing a counterpart.

In witness whereof this agreement has been duly executed as a Deed.

SIGNED as a Deed by and
on behalf of VIA NET.WORKS, Inc.:

SIGNED as a Deed by and
on behalf of VIA NET.WORKS Holdco,
Inc.:

SIGNED as a Deed by and
on behalf of VIA NET.WORKS NY
Corp, Inc.:

SIGNED as a DEED by
and on behalf of Claranet Group
Limited:

SIGNED as a DEED by
and on behalf of Clara.net Holdings
Limited:

EXHIBIT A

PART 1

From:      [Relevant A Group Company]

To:          [Relevant B Group Company]

• August 2005

Dear Sirs

Re Project Arena

We refer to the agreement dated 30 April 2005 (as amended and restated on 12 July 2005) setting out the terms on which VIA NET.WORKS Inc., VIA NET.WORKS Holdco, Inc. and VIA NET.WORKS NY Corp, Inc. agreed to sell the operating subsidiaries and the assets and the liabilities described in such agreement to Claranet Group Limited and Clara.net Holdings Limited (the “SPA”) and, in particular, clause 6.5 of the SPA. Terms and expressions defined in the SPA shall have the same meanings when used in this letter and the schedule hereto, unless expressly stated otherwise.

We hereby confirm and acknowledge that:

1.             the Repayable Intra-Group Receivables owed by you to us (as set out in the schedule hereto) have been repaid (or been deemed to have been repaid by way of set-off or otherwise) to us or to the Sellers on our behalf in full in accordance with the terms of the SPA;

2.             there are no further such amounts owed by you to us; and

3.             as such you have validly discharged your obligations to us in respect of such amounts for the purposes of clause 6.5 of the SPA and otherwise.

The terms of this letter shall be governed by English law.

Yours faithfully

For and on behalf of
[Relevant A Group Company]

Schedule

Part A - Repayable Intra-Group Payables

A Group Company owing Payable	B Group Company to whom Payable is owed	Amount of Payable (in US$)
VIA NET.WORKS Nederland B.V.	PSINet Switzerland Sarl	180,645
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS Deutschland GmbH	135,986
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS France SA	82,634
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS UK Holding Ltd	523
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS IRU Co. Ltd	327,574
VIA NET.WORKS Nederland B.V.	PSINet Netherlands B.V.	31,265
Agence des Medias Numeriques SAS	VIA NET.WORKS France SA	58,320
Amen Nederland B.V.	PSINet Netherlands B.V.	10,929
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	PSINet Switzerland Sarl	93,989
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS France SA	3,894
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS UK Holding Ltd	362
Total Repayable Intra-Group Payables:		926,121

Part B - Repayable Intra-Group Receivables

A Group Company to whom Receivable is owed	B Group Company owing Receivable	Amount of Receivable (in US$)
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS Europe Holding B.V.	58,293
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS Express B.V.	231,657
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS Deutsche Holding GmbH	1,185
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS Espana S.L.	23,713
VIA NET.WORKS USA, Inc.	VIA NET.WORKS Express B.V.	38,905
Total Repayable Intra-Group Receivables:		353,753

EXHIBIT A

PART 2

From:      [Relevant B Group Company]

To:          [Relevant A Group Company]

• August 2005

Dear Sirs

Re Project Arena

We refer to the agreement dated 30 April 2005 (as amended and restated on 12 July 2005) setting out the terms on which VIA NET.WORKS Inc., VIA NET.WORKS Holdco, Inc. and VIA NET.WORKS NY Corp, Inc. agreed to sell the operating subsidiaries and the assets and the liabilities described in such agreement to Claranet Group Limited and Clara.net Holdings Limited (the “SPA”) and, in particular, clause 6.5 of the SPA. Terms and expressions defined in the SPA shall have the same meanings when used in this letter and the schedule hereto, unless expressly stated otherwise.

We hereby confirm and acknowledge that:

1.             the Repayable Intra-Group Payables owed by you to us (as set out in the schedule hereto) have been repaid (or been deemed to have been repaid by way of set-off or otherwise) to us or to the Sellers on our behalf in full in accordance with the terms of the SPA;

2.             there are no further such amounts owed by you to us; and

3.             as such you have validly discharged your obligations to us in respect of such amounts for the purposes of clause 6.5 of the SPA and otherwise.

The terms of this letter shall be governed by English law.

Yours faithfully

For and on behalf of
[Relevant B Group Company]

Schedule

Part A - Repayable Intra-Group Payables

A Group Company owing Payable	B Group Company to whom Payable is owed	Amount of Payable (in US$)
VIA NET.WORKS Nederland B.V.	PSINet Switzerland Sarl	180,645
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS Deutschland GmbH	135,986
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS France SA	82,634
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS UK Holding Ltd	523
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS IRU Co. Ltd	327,574
VIA NET.WORKS Nederland B.V.	PSINet Netherlands B.V.	31,265
Agence des Medias Numeriques SAS	VIA NET.WORKS France SA	58,320
Amen Nederland B.V.	PSINet Netherlands B.V.	10,929
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	PSINet Switzerland Sarl	93,989
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS France SA	3,894
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS UK Holding Ltd	362
Total Repayable Intra-Group Payables:		926,121

Part B - Repayable Intra-Group Receivables

A Group Company to whom Receivable is owed	B Group Company owing Receivable	Amount of Receivable (in US$)
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS Europe Holding B.V.	58,293
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS Express B.V.	231,657
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS Deutsche Holding GmbH	1,185
VIA NET.WORKS Portugal - Tecnologias de Informacao, SA	VIA NET.WORKS Espana S.L.	23,713
VIA NET.WORKS USA, Inc.	VIA NET.WORKS Express B.V.	38,905
Total Repayable Intra-Group Receivables:		353,753

EXHIBIT B

[Contractsoverneming]

EXHIBIT C

[Claranet letterhead]

To:          PSINet Netherlands B.V.

Paul van Vlissingenstraat 16

1096 BK Amsterdam

Amsterdam, The Netherlands.

Date:       [•] August 2005

Ladies and Gentlemen:

We refer to a deed of pledge on shares in PSINet Netherlands B.V. dated 10 May 2005 (the “Deed of Pledge”). Pursuant to the Deed of Pledge we hereby inform you that all amounts owed to the Pledgee (as defined in the Deed of Pledge) under or pursuant to the €5,370,157 Facility Agreement dated 30 April 2005 among VIA NET.WORKS, Inc. and Clara.net Holdings Limited (and under or pursuant to such Agreement as amended and restated on 12 July 2005) have been satisfied in full and the rights of pledge created pursuant to the Deed of Pledge have terminated.

Yours faithfully

Clara.net Holdings Limited

EXHIBIT D

[Claranet letterhead]

To:          PSINet Germany GmbH

Carl Zeiss Ring 19

85737 Ismaning

Germany

Date:       [•] August 2005

Ladies and Gentlemen:

We refer to a deed of pledge on shares in PSINet Germany GmbH dated 10 May 2005 (the “Deed of Pledge”). Pursuant to the Deed of Pledge we hereby inform you that all amounts owed to the Pledgee (as defined in the Deed of Pledge) under or pursuant to the €5,370,157 Facility Agreement dated 30 April 2005 among VIA NET.WORKS, Inc. and Clara.net Holdings Limited (and under or pursuant to such Agreement as amended and restated on 12 July 2005) have been satisfied in full and the rights of pledge created pursuant to the Deed of Pledge have terminated.

Yours faithfully

Clara.net Holdings Limited

EXHIBIT E

[Claranet Letterhead]

To:          PSINet Belgium BVBA/SPRL

Medialaan 32, bus 3

1800 Vilvoorde

Belgium

Date:       [•] August 2005

Ladies and Gentlemen:

The undersigned, Clara.Net Holdings Limited, acting in its capacity as Pledgee under a Share Pledge Agreement dated 10 May 2005 in respect of the shares of PSINet Belgium BVBA/SPRL granted by VIA NET.WORKS Holdco, Inc. and VIA NET.WORKS UK Holdings Limited as pledgors to the undersigned, as Pledgee (the “Belgian Share Pledge”) hereby acknowledges that all amounts owed to the Pledgee (as defined in the Belgian Share Pledge) under or pursuant to the €5,370,157 Facility Agreement dated 30 April 2005 among VIA NET.WORKS, Inc. and Clara.net Holdings Limited (and under or pursuant to such Agreement as amended and restated on 12 July 2005) have been satisfied in full.

Consequently, the undersigned hereby grants the full release and discharge to the pledgors of the pledge on the shares in PSINet Belgium BVBA/SPRL created pursuant to the Belgian Share Pledge.

To that effect, the undersigned irrevocably appoints as its special attorneys Mr Marc Fyon and/or Mr Laurent van Compernolle or any other attorney of Stibbe, each with power to act alone and to substitute, for the purpose of recording on behalf of the undersigned the full release of the pledge created pursuant to the Belgian Share Pledge in the shareholders’ register of PSINet Belgium BVBA/SPRL.

Yours faithfully

Clara.net Holdings Limited

EXHIBIT F

Back Office Migration Plan

VIA Inc will co-operate and provide assistance to allow Claranet to separate the networks of VIA NET.WORKS Nederland and Via NET.WORKS Portugal - Tecnologias de Informacao away from AS5669.  Requests for assistance will be given with 1 day’s notice and assistance will not be unreasonably withheld.  Where convenient, the Via Inc and Claranet will form BGP peerings to maintain network connectivity.

Prism

•           VIA Inc will take a copy of a back-up of the full Prism/Resolve database.

•           VIA Inc will run a Jonathan Stowe script which will remove all data not pertaining to Portugal, the Netherlands or the United States from this full backup.

•           VIA Inc will run a Jonathan Stowe script which extracts the pricing data for Portugal, the Netherlands and the United States from the original master back-up and adds it to the new extracted database.

•           VIA Inc will then FTP this single database to a Claranet server.

Coda

•           VIA Inc will FTP a copy of the full VIA Coda database to Coda (or allow them access to a back-up of the full Coda database).

•           Coda will then run a script which does the following:

(a)          creates an empty coda database; and

(b)          extracts a set of companies (one or more to be supplied as parameters), and adds the records into the database created in (a).

•           Coda will then FTP the resulting database to a Claranet server.

At the times requested by Claranet on reasonable notice and during business hours, VIA inc shall carry out the actions above three times in the first two weeks after the Effective Date and once a week thereafter.

Cognos

VIA Inc will provide the source code, or source definitions, of the reports generated in Cognos to produce reports from Coda associated with the three countries.

Switchover

With a 48 hour notice period, Claranet will request VIA Inc disable all billing (invoice, credit card, debit, multibanco etc) associated with a specific country, with the action to be carried out at an agreed time within that 48 hour period.  The switchover from VIA Inc to Claranet back office systems may be carried out at different times for each of the three countries.

EXHIBIT G

Final Schedule

Relevant Subsidiary	Relevant Assignor	Intra-Group Payable US$
VIA NET.WORKS Nederland B.V.	VIA NET.WORKS, Inc	22,867,360
VIA NET.WORKS USA, Inc.	VIA NET.WORKS, Inc.	5,748,806
Via Net. Works Portugal -Tecnologias de Informacao	VIA NET.WORKS, Inc.	1,036,180
Agence des Medias Numeriques SAS	VIA NET.WORKS, Inc.	317,954
Agence des Medias Numeriques SAS	VIA NET.WORKS Holdco, Inc.	904,950
Amen Nederland B.V.	VIA NET.WORKS, Inc.	32,378
Agencia de Media Numerica España, S.L.	VIA NET.WORKS, Inc.	0

EXHIBIT H

Belgian Share Pledge Letter

VIA NET.WORKS UK HOLDINGS LIMITED

To: Clara.net Holdings Limited

PO Box 274

Thirty Six Hilgrove Street

St Helier

Jersey JE4 8TR

[•] August 2005

Dear Sirs

PLEDGE OVER SHARES HELD IN PSINET BELGIUM BVBA/SPRL BY VIA NET.WORKS HOLDCO, INC., IN FAVOUR OF CLARA.NET HOLDINGS LIMITED DATED 10 MAY 2005 (THE “SHARE PLEDGE”)

We refer to the above Share Pledge.  In accordance with Clause 4.2(i)(ii) of the Share Pledge:

1.             We hereby notify you that we have purchased five (5) shares numbered 1 to 5 (the “Transferred Shares”) from VIA NET.WORKS Holdco, Inc., on the terms of a share purchase agreement dated ….. August 2005 and made between us and VIA NET.WORKS Holdco. Inc.

2.             We acknowledge that the transfer of the Transferred Shares shall not affect the pledge of the Transferred Shares under the Share Pledge and we agree to grant to you a first ranking pledge (“gage en premier rang – eersterangspandrecht”), in accordance with the terms of the Share Pledge, over the Transferred Shares and on any additional shares in the Company that it may subscribe to or acquire in the future, on the terms of the Share Pledge.

This letter shall be governed by and interpreted in accordance with Belgian law.

Yours faithfully

For and on behalf of

VIA NET.WORKS UK Holdings Limited

M Nydell
Director